Filed Pursuant to Rule 424(i)
Registration No. 333-274474

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDED MARCH 31, 2026
(to Prospectus dated February 23, 2026)

FRANKLIN TEMPLETON DIGITAL HOLDINGS TRUST

Franklin Bitcoin ETF

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended March 31, 2026. The calculation of the registration fee is included in an exhibit hereto.